Exhibit 99.1

Virginia Regulator Reapproves Proposed Transaction;

Genworth and Oceanwide Extend Merger Agreement

Richmond, VA (March 31, 2020) – Genworth Financial, Inc. (NYSE: GNW) and China Oceanwide Holdings Group Co., Ltd. (Oceanwide) today announced that the Virginia State Corporation Commission, Bureau of Insurance has reapproved the proposed acquisition of control by Oceanwide of Genworth’s insurance companies domiciled in Virginia.  With the Virginia regulator’s approval and previously received approvals and re-approvals, and subject to the receipt of the confirmations referenced below, Oceanwide has all regulatory approvals necessary to close the transaction.

In addition, Genworth and Oceanwide have agreed to a 14th waiver and agreement of each party’s right to terminate the previously announced merger agreement. The 14th waiver extends the previous deadline of March 31, 2020 to no later than June 30, 2020.

This three-month extension is a prudent step the parties are taking because of the significantly higher volatility and substantially reduced liquidity in the global financial markets due to the coronavirus pandemic, which has negatively impacted financing global acquisitions.  The parties are targeting a closing date closer to the end of May, if feasible, but given the unprecedented market disruptions, Oceanwide and Genworth believe it is prudent to build in a cushion and extend the deadline to no later than June 30, 2020.  The parties expect that Oceanwide’s existing financing arrangement for debt funding of up to $1.8 billion through Hony Capital will be extended through June 30, 2020.

Under the waiver, Oceanwide waives Genworth’s ongoing compliance with certain covenants set forth in the merger agreement.  The waiver also provides termination rights for Oceanwide to the extent that regulators subsequently impose materially adverse conditions on the transaction, and other mutual termination rights for the parties.

As previously disclosed, the National Development and Reform Commission (NDRC) accepted Oceanwide’s filing with respect to the proposed acquisition of Genworth in October 2018, which concluded the NDRC’s review process.  Once Oceanwide has finalized its financing plan, Oceanwide will discuss currency conversion and transfer of funds with China’s State Administration of Foreign Exchange (SAFE).  Oceanwide is also seeking confirmation from the Delaware Department of Insurance that the acquisition of Genworth’s Delaware domiciled insurer may proceed under the existing approval, which Oceanwide expects to receive upon finalization of its financing.

“As I have said many times since we signed the merger agreement in 2016, Oceanwide remains fully committed to the Genworth transaction,” said LU Zhiqiang, chairman of Oceanwide. “I believe the long-term value of Genworth to the Oceanwide family of companies remains very compelling. However, in light of the impact of the coronavirus pandemic on global financial markets, it makes sense to extend the merger agreement to June 30, 2020.”

“Like Oceanwide, Genworth remains fully committed to closing the transaction as soon as possible.  The parties are very pleased with the progress made in receiving approval from the New York and Virginia regulators,” said Tom McInerney, President & CEO of Genworth. “We understand the necessity of the current extension in light of the unprecedented challenges in global financial markets."

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth's publicly traded subsidiary, Genworth Mortgage Insurance Australia Limited, separately releases financial and other information about its operations. This information can be found at  http://www.genworth.com.au.

About Oceanwide

Oceanwide is a privately held, family owned international financial holding group founded by LU Zhiqiang. Headquartered in Beijing, China, Oceanwide's well-established and diversified businesses include operations in financial services, energy, technology information services, culture and media, and real estate assets globally, including in the United States.

Oceanwide is the controlling shareholder of the Shenzhen-listed Oceanwide Holdings Co., Ltd. and Minsheng Holdings Co. Ltd.; the Hong Kong-listed China Oceanwide Holdings Limited and China Tonghai International Financial Limited (formerly known as Quam Limited); the privately-held International Data Group, Minsheng Securities, Minsheng Trust, and Asia Pacific Property & Casualty Insurance; and it is the single largest shareholder of Australia-listed CuDECO Ltd. China Oceanwide also is a minority investor in Shanghai-listed China Minsheng Bank and Hong Kong-listed Legend Holdings. In the United States, Oceanwide has real estate investments in New York, California, and Hawaii. Businesses controlled by Oceanwide have more than 10,000 employees globally.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the closing of the transaction with Oceanwide, the receipt of required approvals relating thereto and any capital contribution resulting therefrom. Forward-looking statements are based on management's current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the transaction with Oceanwide may not be completed in a timely manner or at all, which may adversely affect Genworth's business and the price of Genworth's common stock; (ii) the parties' inability to obtain regulatory approvals, clearances or extensions, or the possibility that such regulatory approvals or clearances may further delay the transaction with Oceanwide or will not be received prior to June 30, 2020 (and either or both of the parties may not be willing to further waive their end date termination rights beyond June

30, 2020) or that materially burdensome or adverse regulatory conditions may be imposed or undesirable measures may be required in connection with any such regulatory approvals, clearances or extensions (including those conditions or measures that either or both of the parties may be unwilling to accept or undertake, as applicable) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the transaction with Oceanwide or unable to comply with the conditions to existing regulatory approvals or one or both of the parties may be unwilling to accept any new condition under a regulatory approval; (iii) the risk that the parties will not be able to obtain other regulatory approvals, approvals, clearances or extensions, including in connection with a potential alternative funding structure or the current geo-political environment, or that one or more regulators may rescind or fail to extend existing approvals, or that the revocation by one regulator of approvals will lead to the revocation of approvals by other regulators; (iv) the parties' inability to obtain any necessary regulatory approvals, clearances or extensions for the post-closing capital plan, and/or the risk that a condition to the closing of the transaction with Oceanwide may not be satisfied or that a condition to closing that is currently satisfied may not remain satisfied due to the delay in closing the transaction with Oceanwide or that the parties are unable to agree upon a closing date following receipt of all regulatory approvals and clearances; (v) potential legal proceedings that may be instituted against Genworth related to the transactions with Oceanwide; (vi) the risk that the proposed transaction disrupts Genworth's current plans and operations as a result of the announcement and consummation of the transaction; (vii) potential adverse reactions or changes to Genworth's business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transaction or during the pendency of the transaction, including but not limited to such changes that could affect Genworth's financial performance; (viii) certain restrictions during the pendency of the transaction that may impact Genworth's ability to pursue certain business opportunities or strategic transactions; (ix) continued availability of capital and financing to Genworth before the consummation of the transaction; (x) further rating agency actions and downgrades in Genworth's financial strength ratings; (xi) changes in applicable laws or regulations; (xii) Genworth's ability to recognize the anticipated benefits of the transaction; (xiii) the amount of the costs, fees, expenses and other charges related to the transaction; (xiv) the risks related to diverting management's attention from Genworth's ongoing business operations; (xv) the impact of changes in interest rates and political instability; and (xvi) other risks and uncertainties described in the Definitive Proxy Statement, filed with the SEC on January 25, 2017, and Genworth's Annual Report on Form 10-K, filed with the SEC on February 27, 2020. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth's consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth's views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 662.2423

julie.westermann@genworth.com

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